                       streetTRACKS(R) Index Shares Funds
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of February 15, 2002 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolio(s) of streetTRACKS(R) Index Shares Funds:

          SPDR(R) S&P Asia Pacific ETF;
          SPDR(R) S&P Emerging Asia Pacific ETF;
          SPDR(R) S&P China ETF;
          SPDR(R) S&P Emerging Markets ETF;
          SPDR(R) S&P EPAC ETF;
          SPDR(R) S&P Europe ETF;
          SPDR(R) S&P Emerging Europe ETF;
          SPDR(R) S&P Emerging Latin America ETF;
          SPDR(R) S&P Emerging Middle East & Africa ETF;
          SPDR(R) S&P World (ex-US) ETF;
          SPDR(R) S&P World (ex-US) Small Cap ETF;
          streetTRACKS(R) DJ Wilshire International Real Estate ETF; streetTRACKS(R) Macquarie Global Infrastructure 100 ETF; streetTRACKS(R) MSCI ACWI (ex-US) ETF;
          streetTRACKS(R) Russell/Nomura PRIME(TM) Japan ETF; and streetTRACKS(R) Russell/Nomura Small Cap(TM) Japan ETF (the "New Fund(s)").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Fund(s).

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                       Sincerely,

                                       streetTRACKS(R) Index Shares Funds


                                       By: /s/ James Ross
                                           -------------------------------------
                                           James Ross, President


                                       Accepted:

                                       State Street Bank and Trust Company


                                       By: /s/ Gary L. French
                                           -------------------------------------
                                           Gary L. French, Senior Vice President

As of October 30, 2006